                                                                      Exhibit 24
                                POWER OF ATTORNEY

                        Directors and Certain Officers of
                         Lincoln Electric Holdings, Inc.

     THE UNDERSIGNED Directors and Officers of Lincoln Electric Holdings, Inc.
hereby appoint Anthony A. Massaro, H. Jay Elliott and Frederick G. Stueber, and each of them, as attorneys for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned in the capacity specified, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (1) a Registration Statement or amendments to previously filed
Registration Statements with respect to participations in The Lincoln Electric
Company Employee Savings Plan and shares of Lincoln Common Stock offered in connection therewith; (2) any and all amendments (including post-effective amendments), prospectuses and exhibits to such Registration Statement; and (3) any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the securities to which such Registration
Statement relates, with full power and authority to take or cause to be taken any other actions considered necessary or appropriate to effect the filing of such document.

     EXECUTED the date set forth below.

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
/s/ Anthony A. Massaro
---------------------------------------     ---------------------------------------   ---------------------------------------
Anthony A. Massaro                          John M. Stropki, Jr.                      H. Jay Elliott
Chairman of the Board, President,           Executive Vice President, Chief           Senior Vice President, Chief Financial
Chief Executive Officer and Director        Operating Officer and Director            Officer and Treasurer
(principal executive officer)               July __, 2003                             (principal financial and accounting
July 16, 2003                                                                         officer)
                                                                                      July __, 2003




---------------------------------------     ---------------------------------------   ---------------------------------------
Harold L. Adams, Director                   Harry Carlson, Director                   Ranko Cucuz, Director
July __, 2003                               July __, 2003                             July __, 2003




---------------------------------------     ---------------------------------------   ---------------------------------------
David H. Gunning, Director                  Robert J. Knoll, Director                 Paul E. Lego, Director
July __, 2003                               July __, 2003                             July __, 2003




---------------------------------------     ---------------------------------------   ---------------------------------------
G. Russell Lincoln, Director                Kathryn Jo Lincoln, Director              Henry L. Meyer III, Director
July __, 2003                               July __, 2003                             July __, 2003




---------------------------------------     ---------------------------------------
Hellene S. Runtagh, Director                Frank L. Steingass, Director
July __, 2003                               July __, 2003